Exhibit 12

                    AMERICAN GENERAL CORPORATION
     Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges
                 and Preferred Stock Dividends
                          (Unaudited)
                        ($ in millions)

                                                        Nine Months Ended
                                                          September 30,
                                                          1999     1998
Consolidated operations:
  Income before income tax expense, minority interest,
    and dividends on preferred securities ............. $1,449   $1,296
  Fixed charges deducted from income
    Interest expense ..................................    566      514
    Implicit interest in rents ........................     18       14

      Total fixed charges deducted from income ........    584      528

        Earnings available for fixed charges........... $2,033   $1,824

  Fixed charges per above ............................. $  584   $  528
  Dividends on preferred stock and securities .........    111      110

    Combined fixed charges and preferred
      stock dividends ................................. $  695   $  638

  Ratio of earnings to fixed charges ..................   3.48     3.45

  Ratio of earnings to combined fixed charges
    and preferred stock dividends .....................   2.93     2.86

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense, minority
      interest, and dividends on preferred securities . $1,449   $1,296
    Corporate fixed charges deducted from income -
      corporate interest expense ......................    169      158

        Earnings available for fixed charges .......... $1,618   $1,454

    Corporate fixed charges per above ................. $  169   $  158
    Dividends on preferred stock and securities .......    111      110

      Combined corporate fixed charges and
        preferred stock dividends ..................... $  280   $  268

    Ratio of earnings to corporate fixed charges ......   9.55     9.22

    Ratio of earnings to combined corporate
      fixed charges and preferred stock dividends .....   5.78     5.43












                                                     Exhibit 12
                                                     (continued)

                    AMERICAN GENERAL CORPORATION
     Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges
                 and Preferred Stock Dividends
                          (Unaudited)
                        ($ in millions)

                                                       Nine Months Ended
                                                          September 30,
                                                          1999     1998
American General Finance, Inc.:
  Income before income tax expense .................... $  252   $  218
  Fixed charges deducted from income
    Interest expense ..................................    420      376
    Implicit interest in rents ........................     11        8

      Total fixed charges deducted from income ........    431      384

        Earnings available for fixed charges .......... $  683   $  602

  Ratio of earnings to fixed charges ..................   1.58     1.57








































                                                     Exhibit 12
                                                     (continued)

                    AMERICAN GENERAL CORPORATION
     Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges
                 and Preferred Stock Dividends
                          (Unaudited)
                        ($ in millions)

                                                         Quarter Ended
                                                         September 30,
                                                         1999     1998
Consolidated operations:
  Income before income tax expense, minority interest,
    and dividends on preferred securities ............. $  488   $  416
  Fixed charges deducted from income
    Interest expense ..................................    195      176
    Implicit interest in rents ........................      6        4

      Total fixed charges deducted from income ........    201      180

        Earnings available for fixed charges........... $  689   $  596

  Fixed charges per above ............................. $  201   $  180
  Dividends on preferred stock and securities .........     38       37

    Combined fixed charges and preferred
      stock dividends ................................. $  239   $  217

  Ratio of earnings to fixed charges ..................   3.43     3.31

  Ratio of earnings to combined fixed charges
    and preferred stock dividends .....................   2.89     2.75

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense, minority
      interest, and dividends on preferred securities . $  488   $  416
    Corporate fixed charges deducted from income -
      corporate interest expense ......................     58       54

        Earnings available for fixed charges .......... $  546   $  470

    Corporate fixed charges per above ................. $   58   $   54
    Dividends on preferred stock and securities .......     38       37

      Combined corporate fixed charges and
        preferred stock dividends ..................... $   96   $   91

    Ratio of earnings to corporate fixed charges ......   9.36     8.80

    Ratio of earnings to combined corporate
      fixed charges and preferred stock dividends .....   5.69     5.22










                                                     Exhibit 12
                                                     (continued)

                   AMERICAN GENERAL CORPORATION
     Computation of Ratio of Earnings to Fixed Charges and
          Ratio of Earnings to Combined Fixed Charges
                 and Preferred Stock Dividends
                          (Unaudited)
                        ($ in millions)

                                                          Quarter Ended
                                                          September 30,
                                                          1999     1998
American General Finance, Inc.:
  Income before income tax expense .................... $   86   $   74
  Fixed charges deducted from income
    Interest expense ..................................    144      130
    Implicit interest in rents ........................      4        2

      Total fixed charges deducted from income ........    148      132

        Earnings available for fixed charges .......... $  234   $  206

  Ratio of earnings to fixed charges ..................   1.58     1.56